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                                                                    EXHIBIT 10.5

                               FIRST AMENDMENT TO

                            JOINT MARKETING AGREEMENT

      This First Amendment ("Amendment One") to the Joint Marketing Agreement ("JMA") among DealerTrack Holdings, Inc. ("Parent"), DealerTrack, Inc. ("DT"), Credit Online, Inc., ("COL") and First American CREDCO, a division of First American Real Estate Solutions LLC, a California limited liablility company ("CREDCO"), effective as of March 19, 2003 (the "Effective Date") amends the JMA as of the "Live Production Date" as defined in that certain agreement (the "CreditReportPlus Agreement") between CreditReportPlus, LLC., a Maryland limited liability corporation and subsidiary of First American Credit Management Solutions, Inc and Affiliate of CREDCO ("CreditReportPlus") and DT (a copy of which is attached hereto, marked Exhibit "E"), dated as of even date herewith ("Amendment One Date").

      WHEREAS, this Amendment One modifies the JMA to address, in part, changes in business structures related to the creation of CreditReportPlus and the CreditReportPlus Service. For the purposes of this Agreement, the "CreditReportPlus Service" means the CreditReportPlus Service as defined in the CreditReportPlus Agreement. As used in this Amendment One, initially capitalized terms not otherwise defined herein shall have the meanings set forth in the JMA.

      NOW, THEREFORE, for good and valuable consideration the sufficiency of which the parties agree upon, the parties agree to the following amendments and modifications to the JMA:

A. JMA MODIFICATIONS:

   1. JMA Section 1.2(e) is amended by adding the phrase "or the CreditReportPlus Agreement" following both instances of "Repository Agreements" in the opening sentence and in subparagraph (i) and after the phrase "the R&R Agreement or this Agreement" in the fifth line.
         Section 1.2(e) is further amended by deleting the last sentence in its entirety.

   2. JMA Section 1.2(a) is modified by deleting the first sentence in its entirety and replacing it with the following sentences:

         "Subject to Section 6.4.1(j) as added by Amendment One, the DealerTrack Companies that offer credit bureau reports through the DealerTrack Network will not promote, offer, market, or sell credit bureau report products of any other Credit Bureau Report Provider and will not themselves become a Credit Bureau Report Provider except in connection with (A) agreements between a Repository and a DealerTrack Company entered into in connection with the CreditReportPlus Agreement (each such agreement, a "CRP Related Agreement"), (B) Existing Arrangements (as defined below) and (C) the CreditReportPlus Agreement. The DealerTrack Companies that offer credit bureau reports through the DealerTrack Network will not receive compensation from Repositories for the delivery of credit bureau report products of any other Credit Bureau

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            Report Providers except in connection with (A) a CRP Related
            Agreement, (B) Existing Arrangements and (C) the CreditReportPlus Agreement.

      3. The following definition in JMA Section 1.2(d) is amended by deleting the definition of "Repository Agreements" in its entirety and replacing it with the following sentence:

            ""Repository Agreements" means the agreements listed in subparagraphs (iii), (iv), and (v), and as amended in (vi) in
            Section 1.2(a), above, and the CRP Related Agreements."

      4.    JMA Section 1.3 is deleted and replaced in its entirety as follows:

            "1.3 Non-Exclusive Distributorship. For the avoidance of doubt, nothing in Section 1.2 shall preclude the DealerTrack Companies from distributing to Customers through the DealerTrack Network credit reports provided by the Repositories, ADP, CreditReportPlus or R+R, or under the circumstances described in the CreditReportPlus Agreement, provided that in the course of distributing such credit reports, no DealerTrack Company promotes, offers, or markets credit reports other than CREDCO Products, except as permitted under
            Section 1.2."

      5. The second sentence of JMA Section 1.4 is amended to read as follows: "CREDCO further acknowledges that DT and COL have entered into an agreement with R&R, and that pursuant to the R&R Agreement, DT has agreed not to and has agreed to cause COL not to promote, offer, market or sell credit reports, except for CREDCO Products, to Customers which use R&R's dealer management system (each such Customer, an "R&R DMS Dealer") unless otherwise agreed to in writing by R&R.

      6. JMA Section 3.1(a) is amended by adding the phrase "or via the DealerTrack/CreditReportPlus Interface as such term is defined in the CreditReportPlus Agreement" after the parenthetical "(Lease
            Line)" at the end of the first sentence and after the term "Lease Line" in the second sentence. JMA Section 3.1(a) is further amended by adding the following sentence at the end of such Section 3.1(a):
            "The parties acknowledge that notwithstanding any other provision of this Agreement, DT will have no obligations or liability of any type or description to CREDCO for or by reason of any act or omission of CreditReportPlus in connection with the transmission, receipt, storage, or maintenance of any data or information."

      7. JMA Section 3.2(c) is deleted in its entirety up to the third to last sentence that begins, "The DealerTrack Companies further agree..." The last three (3) sentences of Section 3.2(c) shall remain in full force and effect. JMA Section 3.2(b) is deleted in its entirety and replaced by the following: "(b) the DealerTrack Companies may only store, archive, copy or otherwise retain CREDCO Products (or any information therein) when the DealerTrack Companies are acting on behalf of, or as an agent for, those DealerTrack Participating Customers who have authorized the DealerTrack Companies in writing to store, archive, copy or otherwise retain such CREDCO Products (or any information

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            therein) on their behalf for the following purposes: (i) data storage for up to twenty-five (25) months, and (ii) non-consumer specific aggregate or summary report functionality in accordance with DealerTrack's agreements with the Repositories. The DealerTrack Companies represent and warrant that the DealerTrack Companies will:
            (1) utilize the CREDCO Products (or any information therein) for the purposes stated above; (2) not utilize the CREDCO Products (or any information therein) for any other purpose ; (3) not use the CREDCO Products (or any information therein) to create or maintain a database for themselves or otherwise other than in accordance with DealerTrack's agreements with the Repositories; and (4) with regard to any credit risk scores included with CREDCO Products, the DealerTrack Companies shall not use such scores for model validation, model benchmarking, reverse engineering, or model calibration. The DealerTrack Companies will purge all CREDCO Products (or any information therein) in accordance with DealerTrack's agreements with the Repositories. In no event will the DealerTrack Companies distribute, disseminate, transfer or provide other access to the CREDCO Products (or any information therein) to any person other than that DealerTrack Participating Customer for whom the CREDCO Products were provided other than in accordance with DealerTrack's agreements with the Repositories. In no event will the DealerTrack Companies resell CREDCO Products (or any information therein). The DealerTrack Companies agree that CREDCO may audit the DealerTrack Companies' compliance with the requirements set forth in subsection (b) above at CREDCO's sole cost and expense at any time (but not more often than once per calendar year unless required by a Repository or applicable law) on reasonable notice to the pertinent DealerTrack Company and that the DealerTrack Companies will cooperate with CREDCO in such audits."

      8. JMA Section 3.3 is amended by adding the phrase "or through the DealerTrack/CreditReportPlus Interface" in the first sentence after the phrase "originating from the CREDCO host system" and before the parenthetical.

      9. JMA Section 5.1 is modified by adding the following at the end of the last sentence:

            "The DealerTrack Companies agree to reasonably enhance and maintain the DealerTrack Network such that the DealerTrack Network has the capability to receive CREDCO Products from CREDCO via the CreditReportPlus Service during the term of and subject to the CreditReportPlus Agreement. DealerTrack's obligations under this
            Section 5.1 are conditioned upon CREDCO and CreditReportPlus providing reasonable support and technical assistance to the DealerTrack Companies in developing and implementing the referenced capacities and building an appropriate interface to enable the DealerTrack Companies to do so."

      10. JMA Section 6.1 is deleted in its entirety and is replaced as follows:

            "6.1 CREDCO Report Fees. CREDCO shall charge a DealerTrack Participating Customer for each CREDCO Product ordered by the DealerTrack Participating Customer and transmitted by CREDCO to the DealerTrack Participating Customer through the DealerTrack Network in accordance with the terms of CREDCO's then-current pricing

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               list for such reports (the "CREDCO Report Fees"); provided, however, that for a period of time, the length of which shall be determined by CREDCO in its sole and reasonable discretion, Convertible DT Bureau Customers (as defined in number seventeen
               (17) of Amendment One), Assigned COL Bureau Customers and Subcontracted COL Bureau Customers shall continue on their current pricing. A copy of CREDCO's current pricing is attached as Exhibit B. CREDCO may change the CREDCO Report Fees upon thirty (30) days prior written notice to the DealerTrack Companies. The DealerTrack Companies agree that all marketing, promoting and offering of CREDCO Products performed by a DealerTrack Company, if any, will reflect the then-current CREDCO Report Fees, provided that CREDCO has provided the DealerTrack Companies with thirty (30) day notice of such changes in fees. CREDCO will update its marketing materials to reflect all current CREDCO Report Fees at all times, and CREDCO will reimburse the DealerTrack Companies for any and all expenses reasonably incurred by the DealerTrack Companies as a result of changes in the CREDCO Report Fees. Any deviation in pricing offered by a DealerTrack Company must be approved, in advance, and in writing by CREDCO."

      11. JMA Section 6.4.1 is deleted in its entirety and is replaced as follows:

            "6.4.1 Fees.

            (a) Subject to Section 6.4.2, commencing December 1, 2004, CREDCO will pay the applicable DealerTrack Company a fee for each CREDCO Report Unit accessed by a DealerTrack Participating Customer during each calendar month as follows:

                  (1) For each Tier 1 CREDCO Report Unit, CREDCO will pay the applicable DealerTrack Company the sum of forty and one half cents ($.405);

                  (2) For each Tier 2 CREDCO Report Unit, CREDCO will pay the applicable DealerTrack Company the sum of twenty cents ($.20);

                  (3) For each Tier 3 CREDCO Report Unit, CREDCO will pay the applicable DealerTrack Company the sum of fifteen cents ($.15);

                  (4) For each Tier 4 CREDCO Report Unit, CREDCO will pay the applicable DealerTrack Company the sum of ten cents ($.10); and

                  (5) For each Tier 5 CREDCO Report Unit, CREDCO will pay the applicable DealerTrack Company a sum as provided in Exhibit D.

            A "CREDCO Report Unit" means each bureau accessed by a DealerTrack Participating Customer within a CREDCO Credit Report or Instant Merge Report and transmitted to the DealerTrack Participating Customer through the DealerTrack Network, provided the DealerTrack Participating Customer uses the Instant Merge or other CREDCO account number and password provided to it by CREDCO. For purposes of clarity, a joint three-bureau merged file (for example, on a husband and a wife) is considered to be six (6)

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            CREDCO Report Units. In addition, a CREDCO Report Unit is only counted once per consumer regardless of the number of times the DealerTrack Participating Customer requests the same report on the same consumer in a thirty (30) calendar day period.

            A "CREDCO Subscriber" means a Dealer that subscribes to CREDCO Products. CREDCO Subscribers will consist of two types: i) CREDCO Subscribers enrolled as a result of CREDCO's efforts and not reactivated by DT's efforts ("Core CREDCO Subscribers"); and ii) CREDCO Subscribers enrolled as a result of DT's efforts and such Dealer has never been enrolled as a CREDCO Subscriber prior to becoming a DealerTrack Participating Customer or reactivated CREDCO Subscribers ("DT CREDCO Subscribers"). References herein to "enrolled and enrollment" will mean the process and the date a Dealer enrolls as a CREDCO Subscriber and for which DT supplies CREDCO with executed customer documents to enroll the Dealer as a CREDCO Subscriber. References herein to "reactivated and reactivation" will mean the process and the date a Dealer becomes active as a DealerTrack Participating Customer accessing CREDCO Products after such Dealer has not used CREDCO Products in the 6-month period prior to such date.

            (b) As used herein, a "Tier 1 CREDCO Report Unit" will mean the following CREDCO Report Units accessed in any calendar month:

                  1. A CREDCO Report Unit accessed by a DealerTrack
            Participating Customer that is a Core CREDCO Subscriber, but not to exceed 20,000 such CREDCO Report Units.

            (c) As used herein, a "Tier 2 CREDCO Report Unit" will mean the following CREDCO Report Units accessed in any calendar month:

                  1. A CREDCO Report Unit accessed by a DealerTrack
            Participating Customer that is an R&R DMS Dealer and a DT CREDCO Subscriber; or

                  2. A CREDCO Report Unit accessed by a DealerTrack
            Participating Customer that is: i) currently an R&R DMS Dealer; ii) originated its relationship with DT prior to November 30, 2003 using a direct Credit Bureau Report Provider connection with Equifax, Experian or Trans Union; and iii) at any time thereafter becomes a DT CREDCO Subscriber.

            (d) As used herein, a "Tier 3 Credit Report Unit" will mean the following CREDCO Report Units accessed in any calendar month:

                  1. A CREDCO Report Unit accessed by a DealerTrack
            Participating Customer that is a Core CREDCO Subscriber in excess of 1,400,000 total such CREDCO Report Units.

            (e) As used herein, a "Tier 4 Credit Report Unit" will mean the following CREDCO Report Units accessed in any calendar month:

                  1. A CREDCO Report Unit accessed by a DealerTrack
            Participating Customer that is a Core CREDCO Subscriber in excess of 20,000 total such CREDCO Report Units, up to and including 1,400,000 total such CREDCO Report Units.

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            (f) As used herein, a "Tier 5 Credit Report Unit" will mean the following CREDCO Report Units accessed in any calendar month:

                  1. A CREDCO Report Unit accessed by a DealerTrack
            Participating Customer that is not an R&R DMS Dealer and is a DT CREDCO Subscriber; or

                  2. A CREDCO Report Unit accessed by a DealerTrack
            Participating Customer that is: i) not currently an R&R DMS Dealer;
            ii) originated its relationship with DT prior to November 30, 2003 using a direct Credit Bureau Report Provider connection with Equifax, Experian or Trans Union; and iii) at any time thereafter becomes a DT CREDCO Subscriber.

            (g) In addition, CREDCO will pay the applicable DealerTrack Company that facilitates enrollment of a DT CREDCO Subscriber that is currently an R&R DMS Dealer for CREDCO Products a one-time fee of One Hundred Fifty Dollars ($150) upon the occurrence of the following: (1) the Customer enrolls to be able to receive CREDCO Products; and (2) the DealerTrack Participating Customer is cumulatively billed $250 for CREDCO Products following the enrollment. The applicable DealerTrack Company will configure its employee compensation arrangements to take such sums into account in determining compensation elements for members of its sales force who are responsible for increasing CREDCO Product sales to Customers.

            (h) If CreditReportPlus terminates the CreditReportPlus Agreement within twenty-four (24) months after the Amendment One Date for an uncured material breach by Parent or DealerTrack, and provided: (1) CreditReportPlus is not in default of the CreditReportPlus Agreement as of the date of the material breach by Parent or DealerTrack and there exists no event or circumstance which, with the giving of notice or passage of time or both, would constitute such a default as of the date of the material breach by Parent or DealerTrack; (2) no legal action is taken to determine if such termination is authorized by the CreditReportPlus Agreement within two (2) months of such termination, and (3) if such action is pursued within the two (2) months and after its diligent prosecution, CreditReportPlus's termination is upheld as proper by a final order or judgment of a court of competent jurisdiction which cannot be appealed; then CREDCO, in its sole discretion may decide:

                  (i) that all or part of the fee obligations set forth in the amended Section 6.4.1 will have no force or effect, and

                  (ii) in lieu of the revised Section 6.4, the pricing terms
            (Section 6.4 only) of the JMA prior to this Amendment One shall thereupon take effect and become prospectively applicable and binding upon the parties as and from the date that CREDCO sends notice to DT of the change in terms back to the terms of the JMA prior to this Amendment One and after the effective date of termination of the CreditReportPlus Agreement, provided however, JMA
            Section 6.4.1 is modified by deleting the first sentence in its entirety and replaced with the following sentence:

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            "6.4.1 Fees. Subject to Section 6.4.2, with respect to each CREDCO
            Report Unit (as defined in Amendment One of the JMA), CREDCO shall pay the applicable DealerTrack Company:"

            (i) In the event DT terminates the CreditReportPlus Agreement for an uncured material breach by CreditReportPlus and provided: (1) DealerTrack is not in default of the CreditReportPlus Agreement as of the date of the material breach by CreditReportPlus and there exists no event or circumstance which, with the giving of notice or passage of time or both, would constitute such a default as of the date of the material breach by CreditReportPlus; (2) no legal action is taken to determine if such termination is authorized by the CreditReportPlus Agreement within two (2) months of such termination, or (2) if such action is pursued within the two (2) months and after its diligent prosecution is upheld by a final order or judgment of a court of competent jurisdiction which cannot be appealed; , then CREDCO in its sole discretion, may continue to offer the functionality of the CreditReportPlus Service and if CREDCO so desires to offer such functionality to DealerTrack, then
            (i) DT agrees to continue to support the existing interface or a substantially similar interface as mutually agreed upon by the parties hereto, and (ii) the foregoing fee obligations will continue in full force and effect as an obligation from CREDCO to DT without regard to the status or operations of CreditReportPlus.

            (j) If any DealerTrack Company obtains control of an entity that is not a DealerTrack Company as of the Amendment One Date (each a "New Affiliate"), and such New Affiliate is in the business of providing credit bureau reports to Dealers, CREDCO will have an option (the "Option") to purchase from the DealerTrack Company or the New Affiliate such credit bureau report business (the "Optioned Business"). Promptly after the transaction closes resulting in the entity becoming a New Affiliate, the applicable DealerTrack Company will give written notice to CREDCO identifying the Optioned Business and valuing the Option under the same economic terms as the New Affiliate was acquired by the DealerTrack Company ("Value"). It is currently anticipated that such business will be Valued utilizing a discounted cash flow analysis ("DCF"). The price of the Option will be the difference in the Value of the New Affiliate with and without the Optioned Business (the "Valuation Amount"). If CREDCO desires to exercise the Option, the parties will negotiate in good faith for a 120-calendar day period to reach an agreement containing the material terms for CREDCO's exercise of the Option, including payment of the Valuation Amount and assumption of the underlying obligations subject to CREDCO's completion of normal and customary due diligence during the aforementioned 120-calendar day period. If the parties fail to reach agreement within such time, the Option will expire. If required, the parties will each use its best efforts to obtain shareholder approval of the Option sale to CREDCO and if such approval is not obtained within 60 days following the completion of the 120-day negotiation period, the Option will also expire. If the parties enter an agreement and CREDCO pays the Valuation Amount, the appropriate DealerTrack Company and the New Affiliate will, upon CREDCO's request, use commercially reasonable efforts to: (i) migrate the Optioned Business directly to CREDCO and
            (ii) migrate any or all of the Optioned Business to CreditReportPlus that cannot be migrated to CREDCO. If CREDCO does not exercise the Option or the Option expires, the DealerTrack Company or the New Affiliate may continue to perform and receive compensation under such agreements between the New

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            Affiliate and the Credit Bureau Report Providers, provided that performance of such agreements that consists of proactively promoting, marketing, offering, or selling credit bureau report products of any Credit Bureau Report Provider other than CREDCO will be limited to existing customers of the New Affiliate receiving credit bureau report products as of the date a DealerTrack Company obtains control of the New Affiliate and their successors and assigns, unless this limitation will cause a material breach of any such agreement.

      12. JMA Sections 6.4.2(a) - (c) are deleted in their entirety and replaced with the following sentence. It is understood and agreed to by the Parties hereto, that the amounts paid by CREDCO to the applicable DealerTrack Company under the original JMA Section 6.4.2(a) in excess of $8,100.00 pro-rata per month for the period after July 1, 2004 shall be credited back to CREDCO from July 1, 2004 to November 30, 2004. Section 6.4.2(d) is renumbered Section 6.4.2(a). The Section number "2.1" is deleted where it appears after subparagraph (b) at the top of page 15 of the JMA.

      13. JMA Section 6.5 is amended by deleting the words "Assigned DT Bureau Customers" and "Subcontracted DT Bureau Customers" in the parenthetical and replacing the deleted words with "Convertible DT Bureau Customers."

      14. Add to the end of Section 6.9(b). In the event DT rejects a CreditReportPlus proposal for advanced functionality and CREDCO engages CreditReportPlus to implement such advanced functionality, DT agrees that such features and functionality shall not be deemed to be a breach of this Section 6.9(b).

      15. CREDCO and DT will use commercially reasonable efforts to mutually develop and launch in a timely manner the functionality on their respective web sites to enable Dealers to securely apply for CREDCO Products via a click through application process. CREDCO will link such click through application process to the DealerTrack Web Product via mutually agreed upon specifications. It is understood by DT that CREDCO currently does not have electronic signature capability and until such time, the Dealer may be required, as CREDCO determines in its sole discretion, to complete, print, and fax or mail applicable Customer Documents with their written signature to CREDCO before the Dealer can become a DealerTrack Participating Customer.

      16. JMA Section 8.2(a) is amended by inserting the word "misuse" after the word "any" and before the word "alteration."

      17. JMA Section 1.5 is deleted in its entirety and replaced with the following:

               "1.5 Conversion of DT Credit Bureau Customers.

               The DealerTrack Companies agree to work with CREDCO to use commercially reasonable efforts to proactively convert Customers which can use a process whereby a Customer accesses credit reports directly from a Credit Bureau Report Provider through the DealerTrack Network other than ADP DMS Dealers or Enterprise Dealers (as defined in the CreditReportPlus Agreement), to the provision of credit bureau reports from

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               CREDCO (the "Convertible DT Bureau Customers"). The Parties will work together to develop plans to convert such Convertible DT Bureau Customers which plans will be conducted at each party's respective expense.

         18. The DealerTrack Companies will use commercially reasonable efforts to complete the following in a timely manner:

               a. Modification of the user interface to reduce the number of duplicate Credit Report requests as caused by the DealerTrack Network; and

               b. Correct errors in tracking Credit Report transactions enabling transaction counts to reconcile between the DealerTrack Network and CREDCO Products. It being understood by the parties that until the DealerTrack Companies transaction counts and the CREDCO transaction counts match, all Credit Report transactions will be counted according to CREDCO's counting methodology in the CREDCO Products.

         19. With regards to the Joint Marketing Agreement between CREDCO and Lease Marketing, Ltd. dated as of the 23rd day of March 2001 (the "CREDCO-LeaseLink Agreement"), the DealerTrack Companies have requested, and CREDCO has agreed, that the CREDCO-LeaseLink Agreement remain in full force and affect as it relates to those applicable Participating Customers as defined therein. CREDCO further consents to the assignment of the CREDCO-LeaseLink Agreement by Lease Marketing, Ltd to webalg, inc. Once those Participating Customers are converted or migrated to the DealerTrack Network, then the provisions of the JMA and Amendment One will prevail for those converted Participating Customers. Further, CREDCO or the DealerTrack Companies may terminate the CREDCO-LeaseLink Agreement pursuant to the terms of that Agreement. For the avoidance of doubt, it is understood that for any DealerTrack Participating Customer utilizing a CREDCO subscriber code issued under the CREDCO-LeaseLink Agreement, webalg, inc. will be compensated for such DealerTrack Participating Customer under the terms of the CREDCO-LeaseLink Agreement and DT will receive no compensation for such transaction.

         20. Exhibit D is amended by revising the "Duplicate/Re-access Inquiries" fee to be $.50 per report. For the avoidance of doubt, a "report" as used in Exhibit D shall have the meaning of one CREDCO Credit Report as defined in Recital A in the original, unamended JMA, as such a Duplicate/Re-access Inquiry of a joint three-bureau merged file is considered one Duplicate/Re-access Inquiry.

         21. Section 10 of the JMA is amended by adding a provision (l) as follows: "DT agrees to use commercially reasonable efforts to give notice to CREDCO of DealerTrack Participating Customers that DT designates to be Enterprise Dealers (as defined in the CreditReportPlus Agreement) within fourteen (14) days of DT agreeing with the Enterprise Dealer to provide Credit Reports (as defined in the CreditReportPlus Agreement) to the Enterprise Dealer."

         22. Section 10 (k) is amended by adding Exhibit E to the list of exhibits.

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B.    Other Provisions of this Amendment One:

      1. Assignment and Assumption of Experian Credit Bureau Report Contracts. DealerTrack hereby sells, assigns, transfers, and delivers to CREDCO those rights and obligations arising or accruing from and after December 1, 2004 or such later date as set forth below, that the DealerTrack Companies have with respect to the provision of Experian credit bureau reports to those Customers identified in Exhibit F (such rights and obligations are referred to herein as the "Experian Reseller Relationships"). DealerTrack represents it has the rights to assign the rights and obligations of the Experian Reseller Relationships to CREDCO as of December 1, 2004. DealerTrack represents the Experian Reseller Relationships comprises all such relationships except ADP DMS Dealers. DealerTrack will give notice of the assignment to the affected Customers by November 30, 2004. CREDCO hereby assumes from DealerTrack all rights and obligations arising or accruing from or relating to the Experian Reseller Relationships as and from the later of December 1, 2004 or when DealerTrack activates the Experian Reseller Relationship for CREDCO Products, including the obligations as a reseller in accordance with applicable law (the "Assumed Rights and Liabilities"). Upon receipt of the Experian Reseller Relationship files and contracts from DealerTrack, CREDCO will convert the Experian Reseller Relationships to DT CREDCO Subscribers and assign CREDCO subscriber codes to access Experian credit reports for such Customers in a timely manner. For those Experian Reseller Relationships who also utilize Equifax and/or Trans Union subscriber codes, CREDCO will activate those Customers to access Equifax and Trans Union credit reports, as approved by the applicable Customer. If such a Customer fails to give approval to a universal CREDCO Subscriber Code within a reasonable time, DealerTrack will permit the Customer to continue to receive only Equifax and Trans Union credit reports via direct subscriber codes. DealerTrack will activate the CREDCO subscriber codes for the Experian Reseller Relationships in a timely manner after the respective subscriber codes are provided by CREDCO to DealerTrack. The DealerTrack Companies agree to work with CREDCO to convert these affected Customers and ensure they are able to process CREDCO Products via the DealerTrack Network. CREDCO will not raise the current prices for any Experian Reseller Relationship or Equifax or Trans Union credit bureau report product before November 30, 2005. Current pricing is $1.99 per Experian credit bureau report and standard FICO score, a portion of which is remitted to Experian. CREDCO agrees to defend and indemnify DealerTrack from the Assumed Rights and Liabilities pursuant to the indemnity provisions of the JMA. However, CREDCO shall not assume any rights or obligations of DealerTrack arising or accruing from or relating to the Experian Reseller Relationships prior to December 1, 2004 (the "Excluded Rights and Liabilities"). DealerTrack agrees to defend and indemnify CREDCO from the Excluded Rights and Liabilities pursuant to the indemnity provisions of the JMA. As between CREDCO and the DealerTrack Companies, CREDCO shall have the right to sign Experian Reseller Relationships to new contracts.

      2. The JMA will not apply to dealerAccess Canada Inc. ("dealerAccess Canada") to the extent dealerAccess Canada promotes, offers, markets, sells or delivers credit bureau reports regarding consumers residing in Canada and, to such extent, for purposes of the JMA will not be deemed to be a DealerTrack Company until such time, if ever, as: the parties agree to terms applicable to dealerAccessCanada and dealerAccess Canada is able to terminate its agreements with other credit report providers without penalty in contemplation of such an agreement. Nothing contained herein will obligate either Party or dealerAccess Canada to enter into such an agreement.

DEALERTRACK-CREDITREPORTPLUS CONTRACT FINAL (12-1-04)

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

During the term of the JMA, to the extent dealerAccess Canada promotes, offers, markets, sells or delivers credit bureau reports regarding consumers residing in the United States, its territories and possessions dealerAccess Canada shall be subject to the JMA and, to such extent, shall be deemed a DealerTrack Company.

      3. This Amendment One, together with the JMA (including all Exhibits to the JMA) constitutes the entire agreement between the parties with respect to its subject matter, and there are no other agreements written or oral, express or implied. Except as set forth expressly in this Amendment One, this Amendment One does not otherwise amend or modify the JMA. The JMA remains in full force and effect.

      4. This Amendment One may be executed in one or more counterparts, each of which, taken together, will constitute but one original Amendment.

      5. In both the JMA and the Amendment One, unless the context otherwise so provides:

            i) the term "including" means "including but not limited to"; and

            ii) terms in the singular shall include the plural.

  Signature Page Follows

DEALERTRACK-CREDITREPORTPLUS CONTRACT FINAL (12-1-04)

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

IN WITNESS WHEREOF, the parties hereto have caused this Amendment One to be executed by their respective duly authorized officers, as of the Amendment One Date.

FIRST AMERICAN REAL ESTATE SOLUTIONS,     DEALERTRACK HOLDINGS, INC.
LLC ("CREDCO")                            ("Parent")(only for purposes of
                                          Sections 7.2, 9 and 10 of the JMA)

By: __________________________________    By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

DEALERTRACK, INC. ("DT")                  CREDIT ONLINE, INC. ("COL")

By: __________________________________    By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

DEALERTRACK-CREDITREPORTPLUS CONTRACT FINAL (12-1-04)

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